Exhibit 10(c)
                           MARLTON TECHNOLOGIES, INC.
                             STOCK OPTION AGREEMENT

              THIS STOCK OPTION (the "Option") is granted as of the 13th day of May 2004, by MARLTON TECHNOLOGIES, INC., a Pennsylvania corporation (the "Company") to STEPHEN P. ROLF (the "Optionee").

                              W I T N E S S E T H :

                 1. Grant. Pursuant to the Company's 2001 Equity Incentive Plan (the "Plan"), the Company hereby grants to the Optionee Stock Options (the "Options") to purchase on the terms and conditions set forth herein, an aggregate of One Hundred Thousand (100,000) shares (appropriately adjusted for any subsequent stock splits, stock combinations or similar capital restructuring) of the Company's Common Stock, no par value per share (the "Option Shares"), at a purchase price per share of Fifty Cents ($.50) (the "Option Price").

                 2. Term. This Option Agreement and Optionee's right to exercise Options vested in accordance with Paragraph 3 shall terminate on the earlier of
(i) May 12, 2009, or (ii) upon termination of Optionee's employment or Employment Agreement with the Company's wholly-owned subsidiary Sparks Exhibits & Environments Corp., provided that in the event of termination due to Optionee's death or disability, Optionee (or Optionee's spouse or estate) may exercise this Option Agreement for a period of six months following the date of termination as to Options fully vested on or before the date of termination.

                 3. Vesting. The Options will vest 60,000 on May 13, 2004 and 20,000 on each of the first two anniversaries of the date of this Agreement, provided Optionee continues to be employed by the Company on each of such dates.

                 4. Method of Exercise and Payment. Vested Options may be exercised from time to time, in whole or in part. When exercisable under Paragraph 3, the Option may be exercised by written notice to the Company specifying the total number of Option Shares to be exercised. The notice shall be accompanied by payment in cash or by check equal to the aggregate Option Price of all Option Shares covered by such notice.

                 5. Notices. Any notice to be given to the Company shall be addressed to the Company at its principal executive office, and any notice to be given to the Optionee shall be addressed to the Optionee at the address then appearing on the records of the Company or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when deposited in the United States mail, addressed as aforesaid, registered or certified mail, and with proper postage and registration or certification fees prepaid.

                 6. General. This Option shall not be assignable by Optionee. Stock certificates representing the Option Shares acquired shall bear any legends required by applicable state and federal securities laws. Company stock issuances are unregistered, requiring a one year holding period.

                7. Tax Provision. This Option Agreement shall be interpreted and construed in a manner consistent with, and to satisfy the requirements of, the incentive stock option provisions of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code") and of the Plan. This Option Agreement is intended to satisfy the requirements of the Plan, Section 422A(b) of the Code and qualify for special tax treatment under Section 421 et seq. of the Code.

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                IN WITNESS WHEREOF, the parties have executed this Option
Agreement as of the day and year first above written.

                                           MARLTON TECHNOLOGIES, INC.

Attest:
/s/______________________________         By:/s/_____________________________
   Alan I. Goldberg, Secretary                  Robert B. Ginsburg, President

Witness:

/s/_____________________________            /s/______________________________
                                               Optionee:  Stephen P. Rolf

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